UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2018

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499
1-3375	South Carolina Electric & Gas Company (a South Carolina corporation)	57-0248695
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately furnished by SCANA Corporation and South Carolina Electric & Gas Company. Information contained herein relating to any individual registrant is furnished by such registrant on its own behalf. South Carolina Electric & Gas Company makes no representation as to information relating to SCANA Corporation or its subsidiaries (other than South Carolina Electric & Gas Company and its consolidated affiliates).

Item 1.01    Entry into a Material Definitive Agreement

On November 24, 2018, SCANA Corporation (“SCANA”) and its wholly-owned subsidiary, South Carolina Electric & Gas Company (“SCE&G”), entered into a Settlement Agreement and an Addendum to Settlement Agreement (together, the “Agreement”) with Richard Lightsey, LeBrian Cleckley, and Phillip Cooper (collectively, the “Plaintiffs”) and the State of South Carolina, by and through the office of the Attorney General (the “State”), to settle a class-action lawsuit filed in August 2017 by the Plaintiffs in the state Court of Common Pleas in Hampton County, South Carolina on behalf of themselves and current and former SCE&G electric customers (the “Litigation”). The settlement addresses these customers’ claims and the Attorney General’s arguments related to the Base Load Review Act. SCANA and SCE&G have denied and continue to deny the allegations made in the lawsuit, but have agreed to resolve this matter pursuant to the Agreement.

The Agreement provides that there will be established a Common Benefit Fund comprised of the following amounts, to be distributed to the class members of the Litigation after payment of certain taxes, attorneys’ fees and other expenses and administrative costs:

1) The sum of $2.0 billion, net of a credit in electric rate relief (capped at $2.0 billion) established in the current proceeding pending before the Public Service Commission of South Carolina (the “PSC”), which will inure over a period of time;

2) A cash payment of $115.0 million, which will include the full value of the SCANA rabbi trust that was created in whole or in part for executive change-in-control payments; and

3) Transfer of SCE&G-owned real estate or sales proceeds from the sale of real properties, including among others, the Ramsey Grove Plantation, the original Charleston Gas & Light Building at 141 Meeting Street in Charleston, South Carolina and certain Otarre properties in Cayce, South Carolina, or other properties substituted therefor.

Distribution of any settlement funds is subject to court approval, a final order by the PSC approving the proposed merger between SCANA and Dominion Energy, Inc., and the successful closing of such proposed merger.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

Date: November 28, 2018	By:	/s/James E. Swan, IV
James E. Swan, IV
Vice President and Controller